Exhibit 99.1

Datrek Miller International Completes $2.0 Million of Financing

SPRINGFIELD, Tenn.—(BUSINESS WIRE)—July 20, 2005— Datrek Miller International, Inc. (“DMI” or the “Company”) (OTCBB: DKMI - News) announced that it has closed on a new equity financing with Stanford International Bank Ltd. (“Stanford”) in which Stanford has made an aggregate investment in the Company of $2,000,000. The investment is in the form of an 8% Subordinated Convertible Debenture issued by the Company in favor of Stanford. The debenture is convertible into common stock of the Company at a conversion price of $2.00 per share. The Company also granted warrants to purchase 600,000 shares of common stock of the Company to Stanford and its assigns.

Under the terms of a Securities Purchase Agreement, the Company has agreed to create a series of preferred stock. Upon the creation of the preferred stock, Stanford has agreed to exchange the shares of common stock issuable upon the conversion of the debenture into shares of preferred stock. The Company has also agreed to file a registration statement with the SEC within 180 days and use its best efforts to register the shares of common stock underlying the preferred stock and the warrants.

“This additional investment demonstrates Stanford’s confidence in the management team’s strategic vision to build this company into the most reliable, multi-platform accessories and golf bag supplier in the golf industry,” said Michael Hedge, DMI’s Chief Executive Officer.

About Datrek Miller International, Inc.

Datrek Miller International is a leading supplier of products and services to the golf industry. The company produces revenue through three separate distribution channels; on course, off course, and tournament events. The Company has a combined 75 year history and reputation for designing, manufacturing, and supplying premium golf accessories including golf bags, travel covers, bag tags, head covers, towels, divot tools, luggage, and a wide assortment of gifts and awards. The Company offers many value added services including product design, development, assembly, inventory management, and many other embellishment services such as product embroidery and imprinting. Stanford Financial is the primary shareholder and the stock is listed as DKMI.OB.

Forward Looking Statements:

Statements contained in this news release which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. Datrek Miller International makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements. Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Datrek Miller International believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, Datrek Miller International’s success in integrating the operations of the merged businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, the successful integration of new management team members, continued and increased demand for its products, competition from larger and/or more experienced participants in the industry, its ability to continue to develop its markets, general economic conditions, and other factors that may be more fully described in Datrek Miller International’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

Contact:

American Capital Ventures, Inc.

Howard Gostfrand, 305-918-7000

Email: hg@amcapventures.com

Website: www.amcapventures.com